CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated April 20, 1998, included in this Form 10-K in the previously filed Registration Statements of SVI Holdings, Inc. and subsidiaries on Form S-8 (File No. 333-64503, effective September 29, 1998, and File No. 333-94871, effective January 18, 2000).




/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 14, 2000